Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of Defined Asset Funds, Equity Investor Fund, Index Series, S&P 500 Trust 2, S&P Midcap Trust

We consent to the use in this Post-Effective Amendment No. 8 to Registration Statement No. 33-44844 of our opinion dated March 28, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 26, 2000